EXHIBIT 21
ENTITIES OF ALLERGAN, INC.

PLACE OF
INCORPORATION
TAB	NAME OF SUBSIDIARY	OR ORGANIZATION
1.	Allergan Productos Farmaceuticos S.A.	Argentina
2.	Allergan Australia Pty Limited	Australia
3.	Endoart (Australia) Pty Ltd	Australia
4.	Inamed Pty Ltd.	Australia
5.	Collagen Vertrieb Biomedizinischer Produkte Gesellschaft m.b.H.	Austria
6.	Allergan N.V.	Belgium
7.	Collagen Aesthetics Benelux S.A.	Belgium
8.	Allergan Holdings B, Ltd.	Bermuda
9.	Allergan Produtos Farmacêuticos Ltda.	Brazil
10.	Inamed do Brazil Ltda	Brazil
11.	McGhan Do Brazil	Brazil
12.	Allergan Inc.	Canada
13.	Allergan Pharmaceuticals Ireland	Cayman Islands
14.	Allergan Holdings C, Ltd.	Cayman Islands
15.	Allergan Laboratorios Limitada	Chile
16.	Allergan de Colombia S.A.	Colombia
17.	Inamed Costa Rica, S.A.	Costa Rica
18.	Allergan A/S	Denmark
19.	Allergan France S.A.S.	France
20.	Allergan Holdings France SAS	France
21.	Collagen Aesthetics France SARL	France
22.	Corneal Industrie S.A.S.	France
23.	SCI Focus	France
24.	SCI Val de Prommery	France
25.	Pharm-Allergan GmbH	Germany
26.	Allergan Asia Limited	Hong Kong
27.	Allergan India Private Limited*	India
28.	Allergan Pharmaceuticals Development Center India Private Limited	India
29.	Allergan Botox Limited	Ireland
30.	Allergan Sales, Limited	Ireland
31.	Allergan Services International, Limited	Ireland
32.	Allergan Pharmaceuticals Holdings (Ireland) Limited	Ireland
33.	McGhan Ltd.	Ireland
34.	McGhan Ireland Holdings Ltd.	Ireland
35.	Medisyn Technologies Limited	Ireland
36.	BioEnterics Limited	Ireland
37.	Chamfield Limited	Ireland
38.	Collagen Aesthetics International Limited	Ireland
39.	The Seabreeze Holdings LLC Inamed International Corporation Limited Partnership	Ireland
40.	Seabreeze Silicone Limited	Ireland
41.	Allergan S.p.A.	Italy
42.	Allergan K.K.	Japan
43.	Allergan International YK	Japan
44.	Allergan NK	Japan
45.	Collagen KK	Japan
46.	McGhan Medical Group	Japan
47.	McGhan Medical Asia Pacific	Japan
48.	Allergan Korea Ltd.	Korea
49.	Collagen Luxemburg S.A.	Luxemburg
50.	Allergan, S.A. de C.V.	Mexico
51.	Allergan Servicios Profesionales, S. de R.L. de C.V.	Mexico
52.	BioEnterics Latin America S.A. de C.V.	Mexico
53.	McGhan Medical Mexico S.A. de C.V.	Mexico

PLACE OF
INCORPORATION
TAB	NAME OF SUBSIDIARY	OR ORGANIZATION
54.	Allergan B.V.	Netherlands
55.	Allergan Services BV	Netherlands
56.	McGhan Medical BV	Netherlands
57.	Allergan Holdings BV	Netherlands Antilles
58.	Allergan New Zealand Limited	New Zealand
59.	Allergan AS	Norway
60.	Allergan CIS SARL	Russia
61.	Allergan Singapore Pte. Ltd.	Singapore
62.	Endoart Singapore Pte. Ltd.	Singapore
63.	Allergan Pharmaceuticals (Proprietary) Limited	South Africa
64.	Allergan, S.A.U.	Spain
65.	Allergan Norden AB	Sweden
66.	Allergan AG	Switzerland
67.	Allergan Medical, SA	Switzerland
68.	Allergan (Thailand) Ltd.	Thailand
69.	Allergan Holdings Limited	United Kingdom
70.	Allergan Limited	United Kingdom
71.	Collagen Aesthetics (UK) Limited	United Kingdom
72.	Inamed Aesthetics Limited	United Kingdom
73.	McGhan Medical UK Limited	United Kingdom
74.	Allergan Optical Irvine, Inc.	United States/CA
75.	Allergan Sales Puerto Rico, Inc.	United States/CA
76.	CUI Corporation	United States/CA
77.	Herbert Laboratories	United States/CA
78.	Inamed Development Company	United States/CA
79.	Oculex Pharmaceuticals, Inc.	United States/CA
80.	Silcone Engineering, Inc.	United States/CA
81.	Allergan USA, Inc.	United States/DE
82.	Allergan America, LLC	United States/DE
83.	Allergan Holdings, Inc.	United States/DE
84.	Allergan Puerto Rico Holdings, Inc.	United States/DE
85.	Allergan Sales, LLC	United States/DE
86.	Allergan Specialty Therapeutics, Inc.	United States/DE
87.	Inamed, LLC	United States/DE
88.	Inamed Corporation	United States/DE
89.	Inamed International Corp.	United States/DE
90.	Pacific Pharma, Inc.	United States/DE
91.	Seabreeze LP Holdings, LLC	United States/DE
92.	Flowmatrix Corporation	United States/Nevada
93.	TotalSkinCare.com Corporation	United Sates/Nevada
94.	Allergan de Venezuela, S.A.	Venezuela
*	Except for Allergan India Private Limited, all of the above-named subsidiaries are 100% owned by the Registrant. Allergan India Private Limited is 51% owned by the Registrant.